EXHIBIT 21

                              LIST OF SUBSIDIARIES

APO Health, Inc., a New York Corporation.

Universal Medial Distributors, Inc., a New York Corporation.


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

                                   SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                        APO HEALTH, INC.

Date: January 2, 2004                   By: /s/ Dr. Jan Stahl
                                           -------------------------------------
                                           Dr. Jan Stahl,
                                           Chairman, Chief Executive Officer,
                                           acting President, acting Chief
                                           Financial Officer and Secretary
                                           (Principal Executive Officer)


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